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                                                                   EXHIBIT 10.12

                              McKESSON HBOC, INC.
              1985 EXECUTIVES ELECTIVE DEFERRED COMPENSATION PLAN
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                        Amended as of January 27, 1999
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A.   PURPOSE
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     This Plan is established to further enhance the Company's ability to attract and retain executive personnel.

B.   ERISA PLAN
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     This Plan is an unfunded deferred compensation program for a select group of management employees of the Company. The Plan therefore is covered by Title I of ERISA except that it is exempt from Parts 2, 3, and 4 of Title I of ERISA.

C.   PARTICIPATION
     -------------

     1.   Eligibility to Participate.  The Compensation Committee may, at its
          --------------------------
discretion, and at any time, and from time to time, select Company executives who may elect to participate in this Plan ("Eligible Executives"). Selection of Eligible Executives may be evidenced by the terms of the executive's employment contract with the Company, or by inclusion among the persons specified by the Compensation Committee.

     The Compensation Committee may, at its discretion, and at any time, and from time to time, designate additional Eligible Executives and/or provide that executives previously designated are no longer Eligible Executives. If the Compensation Committee determines that an executive is no longer an Eligible Executive, he or she shall remain a Participant in the Plan until all amounts credited to his or her Account prior to such determination are paid out under the terms of the Plan (or until death, if earlier).

     2.   Election to Participate by Eligible Executives.   Each Eligible
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Executive may become a Participant in the Plan by electing to defer compensation in accordance with the terms of this Plan. An election to defer shall be in writing, shall be irrevocable and shall be made at the time and in the form specified by the Administrator. On electing to defer compensation under this Plan, the Eligible Executive shall be deemed to accept all of the terms and conditions of this Plan.

          All elections to defer amounts under this Plan shall be made pursuant to an election executed and filed with the Administrator before the amounts so deferred are earned. All elections to defer 1985 compensation shall be executed and filed with the Administrator no

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later than September 15, 1985, or on any later date in 1985 (no later than
September 22, 1985) if the election is to defer 1985 compensation earned after such later date.

     3.   Notification of Participants.  The Administrator shall annually notify
          ----------------------------
each Eligible Executive that he or she may participate in the Plan for the next Year.

     4.   Relation to Other Plans.
          -----------------------

          a.   DCAP.  An Eligible Executive may participate in this Plan and may
               ----
also participate in the McKesson HBOC, Inc. Deferred Compensation Administration Plan. No amounts may be deferred under this Plan which have been deferred under the McKesson HBOC, Inc. Deferred Compensation Administration Plan or any other plan of the Company.

          b.   Other Plans.  For all other benefit programs maintained by the
               -----------
Company, amounts deferred by an Eligible Executive under this Plan shall, to the extent relevant, be treated in the same manner as amounts deferred under the McKesson HBOC, Inc. Deferred Compensation Administration Plan.

D.   AMOUNTS OF DEFERRAL
     -------------------

     1.   Minimum Deferral.  The minimum amount of compensation that may be
          ----------------
deferred by an Eligible Executive under this Plan for 1985 is one month's salary. The minimum amount that an Eligible Executive may defer for 1986 and later Years is $10,000.

     2.   Maximum Deferral.
          ----------------

          a.   1985.  The maximum amount of compensation which an Eligible
               ----
Executive may defer under this Plan for 1985 shall be his or her salary earned from September 16, 1985 through December 15, 1985.

          b.   Years After 1985.  The maximum amount of compensation which an
               ----------------
Eligible Executive may defer under this Plan for any Year after 1985 is (i) twenty-five percent (25%) of the amount of such Eligible Executive's base salary for such Year, calculated at the annual base salary rate in effect on January 1 of such Year, and (ii) the amount of any annual bonus award and/or any Long-Term Incentive Plan Award determined and payable to him or her in such Years.

     3.   As Deferrals After 1986.  Eligible Executives may not defer
          -----------------------
compensation under this Plan for any Year after 1986.

E.   PAYMENT OF DEFERRED COMPENSATION
     --------------------------------

     1.   Book Account and Interest Credit.  Compensation deferred by an
          --------------------------------
Eligible Executive under the Plan shall be credited to a separate bookkeeping account for such Eligible Executive (the "Account"). (Separate Accounts or Sub-Accounts may be established for each Year for which the Eligible Executive elects to defer compensation.) Interest shall be credited to

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each Account for each Year at a rate equal to 6% plus the Moody's Corporate Bond
Yield Average--Monthly Average Corporates as published by Moody's Investors Service, Inc. (or any successor thereto) for December of each Year prior to the Year in which such interest rate is credited. Each Account balance shall be compounded monthly, in a consistent manner as determined by the Administrator, at the appropriate rate of interest provided for under the Plan.

     2.   Reduced Interest Rate for Participants Who Leave Before Approved
          ----------------------------------------------------------------
Retirement. If a Participant's employment with the Company is terminated for any
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reason whatsoever prior to the date of his or her Approved Retirement (except on death or disability), the interest rate which shall be credited to his or her Account shall be the rate specified in Section E.1, above, for the period up to and including the date his or her employment terminates and thereafter shall be the rate specified in Section E.1, above, less 6 percentage points per annum. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, credit the Account of any Participant whose employment is terminated at an interest rate up to the plan maximum for years and portions thereof, following the date on which the Participant's employment terminates. This reduced rate shall not apply to any amounts which have been distributed under paragraph b of Section E.3 (relating to interim distributions) prior to such termination.

     3.   Length of Deferral.
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          a.   Basic Deferral Period.  An Eligible Executive shall elect in
               ---------------------
writing, and file with the Administrator, at the same time as such Eligible Executive makes any election to defer compensation, the period of deferral with respect to such election. Once such an election is made, an Eligible Executive may alter the timing of receipt of benefits under the election, provided that such alteration is made at least one year prior to the earliest date the Participant could have received payment of benefits under the Plan under the previous election and does not provide for the receipt of such amounts earlier than one year from the date of the alteration. Payment of amounts deferred and interest credited thereon must begin no later than the January following the year in which the Eligible Executive reaches age 72, subject to the minimum required period of deferral, which is 5 years.

          b.   Interim Distributions.  An Eligible Executive may elect to have
               ---------------------
up to 100% of the amount of compensation deferred in any Year, plus credited interest, paid to him or her prior to age 65. No election made pursuant to this paragraph may provide for payments of deferred compensation and interest credited thereon until at least 5 years from the date of the deferral which is the subject of the election.

               Any election under this paragraph shall be made in writing and filed with the Administrator at the same time as any election to defer compensation.

          c.   Benefits Payable on Death.  See Section F for the payment of
               -------------------------
benefits on death of a Participant.

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     4.   Method of Payment.
          -----------------

          a.   Election.  An Eligible Executive shall elect in writing, and file
               --------
with the Administrator, at the same time as any election to defer compensation, a method of payment of benefits under the Plan.

          b.   Alternative Methods Available--Basic Deferral Period. The
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following methods of benefit payment may be elected by an Eligible Executive for amounts payable after deferral under paragraph a. of Section E.3 relating to the basic deferral period:

               (i) Payment of amounts credited to the Participant's Account in any specified number of approximately equal annual installments (not in excess of 10). In the case of installment payments, interest at the appropriate rate shall be credited on all amounts remaining in a Participant's Accounts.

               (ii) Payment of the amount credited to the Participant's Account in a single sum.

          c.   Alternative Methods Available--Interim Distributions.  The
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following methods of benefit payment may be elected by an Eligible Executive for interim distributions under paragraph b of Section E.3:

               (i) Payment in any specified number of approximately equal annual installments (not in excess of 10). In the case of installment payments, interest at the appropriate rate shall be credited on all amounts remaining in a Participant's Accounts.

               (ii) Payment in a single sum.

     5.   Date Payments Begin.
          -------------------

          a.   After Basic Deferral Period. Payments shall begin (or, in the
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case of payments to be made in a single sum, shall generally be made) on the first day of the month after the basic deferral period ends under paragraph a. of Section E.3, but, in any event, must begin no later than the January following the year in which the Eligible Executive reaches age 72.

          b.   Interim Distributions.  Payments shall begin (or, in the case of
               ---------------------
payments to be made in a single sum, shall be made) on the date previously elected by the Participant for interim distributions.

          c.   Upon Termination of Employment.  Notwithstanding paragraphs 5.a.
               ------------------------------
and b., above, if an Eligible Executive's employment with the Company terminates before Retirement, the Participant shall receive a single, lump sum payment of the entire amount credited to the Participant's Account in the January following such termination of employment.

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F.   BENEFITS ON DEATH
     -----------------

     1.   Death After Payments Have Begun.
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          a.   Basic Deferral. If a Participant dies after payments from his or
               --------------
her Account have begun (not taking into account interim distributions under paragraph b of Section E.3), and if installment payments are being made, the remainder of the amounts credited to the Participant's Account shall be paid to his or her Beneficiary at the same time and in the same manner as they would have been paid had the Participant survived until all amounts were paid out. If installment payments have not been elected, amounts shall be paid as provided for under any other form of benefit payment elected.

          b.   Interim Distributions.  If a Participant dies after interim
               ---------------------
distributions under paragraph b of Section E.3 have begun, the interim distributions shall be paid to the Participant's Beneficiary at the same time and in the same manner as they would have been paid had the Participant survived.

     2.   Death Before Payments Have Begun.  If a Participant dies before
          --------------------------------
payments (except interim distributions) have begun, the amount credited to his or her Account shall be paid to his or her Beneficiary beginning at the time payments would have been made under paragraph a. of Section E.3. (relating to basic deferrals) or at such earlier time as the Participant elected. Elections shall be made in writing and filed with the Administrator at the time of any election to defer compensation. Benefits shall be paid in one of the methods specified in paragraph b. of Section E.4. If the Participant's employment with the Company is terminated for any reason whatsoever prior to the date of Approved Retirement (except on death or disability), the rate of interest which shall be credited to his or her Account for the period after such termination shall, of course, be the lower rate specified in Section E.2., unless the Compensation Committee otherwise determines as provided in that Section E.2. The Administrator, at his or her discretion, may distribute all benefits to a Beneficiary in a single payment if the present value of the benefits payable to a Participant or Beneficiary is less than $5,000.

     3.   Designation of Beneficiary.  A Participant may designate any person or
          --------------------------
entity as his or her Beneficiary, but may not designate more than one person or any person that is not a natural person without the approval of the Administrator. Designation shall be in writing and shall become effective only when filed with (and, if appropriate, approved by) the Administrator. Such filing must occur before the Participant's death. A Participant may change the Beneficiary, from time to time, by filing a new written designation with (and, if appropriate, approved by) the Administrator. If the Participant is married any Beneficiary designation which does not designate the Participant's spouse to receive at least one-half of the Participant's Account shall only become effective when approved in writing by the Participant's spouse.

G.   SOURCE OF PAYMENT
     -----------------

     Amounts paid under this Plan shall be paid from the general funds of the Company, and each Participant and his or her Beneficiaries shall be no more than unsecured general creditors of

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the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of any Participant or Beneficiary, or create any fiduciary relationship between the Company and any Participant or Beneficiary with respect to any assets of the Company.

H.   MISCELLANEOUS
     -------------

     1.   Withholding. Each Participant and Beneficiary shall make appropriate
          -----------
arrangements with the Company for the satisfaction of any federal, state, or local income tax withholding requirements and Social Security or other employment tax requirements applicable to the payment of benefits under this Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

     2.   No Assignment. The benefits provided under this Plan may not be
          -------------
alienated, assigned, transferred, pledged, or hypothecated by any person, at any time. These benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishments or executions.

     3.   Insurance Examinations.  As a condition of participation in this Plan,
          ----------------------
each Eligible Executive shall, if requested by the Company, undergo such examination and provide such information as may be required by the Company with respect to an insurance contract on the Eligible Executive's life, and shall authorize the Company to purchase life insurance on his or her life.

     4.   Applicable Law; Severability.  The Plan hereby created shall be
          ----------------------------
construed, administered, and governed in all respects in accordance with ERISA and the laws of the State of California to the extent that the latter are not preempted by ERISA. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereunder shall continue to be effective.

I.   ADMINISTRATION OF THE PLAN
     --------------------------

     1.   In General. The Plan Administrator shall be the Senior Vice President,
          ----------
Human Resources and Administration of the Company. If the Senior Vice President, Human Resources and Administration is a Participant, any discretionary action taken as Administrator which directly affects him or her as a Participant shall be specifically approved by the Compensation Committee. The Compensation Committee shall have the authority and responsibility to interpret the Plan and shall adopt such rules and regulations for carrying out the Plan as it may deem necessary or appropriate. Decisions of the Compensation Committee shall be final and binding on all parties who have or claim any interest in the Plan.

     2.   Elections and Notices.  All elections and notices made under this Plan
          ---------------------
shall be in writing and filed with the Administrator at the time and in the manner specified by him or her. All elections to defer under this Plan shall be irrevocable.

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J.   AMENDMENT OR TERMINATION OF THE PLAN
     ------------------------------------

     The Board may at any time amend the Plan. Such action shall be prospective only and shall not adversely affect the rights of any Participant or Beneficiary to any benefit previously earned under the Plan. The Board may increase or decrease the interest rate credited to compensation previously deferred but the rate shall not be reduced for periods prior to such action and shall not be reduced below the interest rate specified in Section E.1 less 6 percentage points per annum. The Board may at any time terminate the Plan; thereupon compensation previously deferred plus interest credited thereon shall promptly be paid, on termination, in single sums to the respective Participants or Beneficiaries entitled thereto.

K.   DEFINITIONS
     -----------

     For purposes of the Plan, the following terms shall have the meanings indicated:

     1.   "Account" means the Account specified in Section E.1.

     2.   "Administrator" shall mean the person specified in Section I.

     3. "Approved Retirement" shall mean any termination of employment with the Company at or after attainment of Retirement or any retirement before age 65 with the approval of the Board.

     4.   "Beneficiary" shall mean the person or entity described by Section
F.3.

     5. "Board" shall mean the Board of Directors of McKesson HBOC, Inc., a Delaware corporation.

     6. "Company" shall mean McKesson HBOC, Inc., a Delaware corporation, and any subsidiary in which it owns at least 50% of the issued and outstanding stock (and any subsidiary 50% of the issued and outstanding stock of which is owned by such a subsidiary).

     7. "Compensation Committee" shall mean the Compensation Committee of the Board.

     8.   "Effective Date" shall be September 4, 1985.

     9. "Eligible Executive" shall mean an employee of the Company selected as being eligible to participate in this Plan under Section C.

     10. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

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     11.  "Participant" shall be any company executive for whom amounts are credited to an Account under this Plan. Upon his or her death, his or her Beneficiary shall be a Participant until all amounts are paid out of his or her Account.

     12. "Plan" shall mean the McKesson HBOC, Inc. 1985 Executives Elective Deferred Compensation Plan.

     13. "Retirement" shall mean termination of a Participant's employment after his or her age plus years of service with the Company reaches 65.

     14.  "Year" is the calendar year.


Executed effective as of January 27, 1999.

McKESSON HBOC, INC.


By   _______________________________________________
     E. Christine Rumsey
     Senior Vice President, Human Resources and Administration

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